EX-99.906CERT

CERTIFICATION

David Y.S. Chiueh, Chief Executive Officer, of Upright Investments Trust (the “Registrant”),  do hereby certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2014 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Upright Investment Trust

/s/ David Y.S. Chiueh

David Y.S. Chiueh

Date: May 30, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Upright Investments Trust and will be retained by Upright Investments Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.